  Exhibit 99.77(q)(e)(18)

PORTFOLIO MANAGEMENT AGREEMENT

THIS AGREEMENT made as of the 7th day of May, 2013, among ING Investors Trust (the “Trust”), a Massachusetts business trust, Directed Services LLC, formerly, Directed Services, Inc. (the “Manager”), a Delaware limited liability company, and Fidelity Management & Research Company (“Portfolio Manager”), a Massachusetts corporation.

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end, management investment company;

WHEREAS, the Trust is authorized to issue separate series, each of which will offer a separate class of shares of beneficial interest, each series having its own investment objective or objectives, policies, and limitations;

WHEREAS, the Trust currently offers shares in multiple series, may offer shares of additional series in the future, and intends to offer shares of additional series in the future;

WHEREAS, pursuant to a Management Agreement, effective as of May 7, 2013 (the “Management Agreement”) a copy of which have been provided to the Portfolio Manager, the Trust has retained the Manager to render advisory, management, and administrative services to many of the Trust’s series; and

WHEREAS, the Trust and the Manager wish to retain the Portfolio Manager to furnish investment advisory services to one or more of the series of the Trust, and the Portfolio Manager is willing to furnish such services to the Trust and the Manager.

NOW THEREFORE, in consideration of the premises and the promises and mutual covenants herein contained, it is agreed between the Trust, the Manager, and the Portfolio Manager as follows:

1.  Appointment.  The Trust and the Manager hereby appoint Fidelity Management & Research Company to act as Portfolio Manager to the Series designated on Schedule A of this Agreement (each a “Series”) for the periods and on the terms set forth in this Agreement.  The Portfolio Manager accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.  To the extent that the Sub-Adviser is not the only person providing investment advisory services to a Series, the term “Series” shall be interpreted for purposes of this Agreement to only include those assets of the Series over which the Sub-Adviser is directed by the Manager to provide investment advisory services.

In the event the Trust designates one or more series other than the Series with respect to which the Trust and the Manager wish to retain the Portfolio Manager to render investment advisory services hereunder, they shall promptly notify the Portfolio Manager in writing.  If the Portfolio Manager is willing to render such services, it shall so notify the Trust and Manager in writing, whereupon such series shall become a Series hereunder, and be subject to this Agreement.

2.  Portfolio Management Duties.  Subject to the supervision of the Trust’s Board of Trustees and the Manager, the Portfolio Manager will provide a continuous investment program for each Series’ portfolio and determine the composition of the assets of each Series’ portfolio, including decisions regarding the purchase, retention, or sale of the securities, cash, and other investments contained in the portfolio of each Series.  The Portfolio Manager will provide investment research and conduct a continuous program of evaluation, investment, sales, and reinvestment of each Series’ assets by determining the securities and other investments that shall be purchased, entered into, sold, closed, or exchanged for the Series, when these transactions should be executed, and what portion of the assets of each Series should be held in the various securities and other investments in which it may invest, and the Portfolio Manager is hereby authorized to execute and perform such services on behalf of each Series. The Portfolio Manager will provide the services under this Agreement in accordance with the Series’ investment objective or objectives, policies, and restrictions as stated in the Trust’s Registration Statement filed with the Securities and Exchange Commission (the “SEC”), as from time to time amended, copies of which shall be sent to the Portfolio Manager by the Manager upon filing with the SEC. The Portfolio Manager shall not be responsible for administrative affairs of the Series, including but not limited to accounting for and pricing of the Series.  The Portfolio Manager further agrees as follows:

(a)

The Portfolio Manager will use best efforts to (1) manage each Series so that no action or omission on the part of the Portfolio Manager will cause a Series to fail to meet the requirements to qualify as a regulated investment company specified in Section 851 of the Internal Revenue Code (other than the requirements for the Trust to register under the 1940 Act and to file with its tax return an election to be a regulated investment company, both of which shall not be the responsibility of the Portfolio Manager), (2) manage each Series so that no action or omission on the part of the Portfolio Manager shall cause a Series to fail to comply with the diversification requirements of Section 817(h) of the Internal Revenue Code and regulations issued thereunder, and (3) manage the Series so that no action or omission on the part of the Portfolio Manager shall cause a Series to fail to comply with applicable federal and state laws, rules and regulations as the Manager has informed the Portfolio Manager to be applicable to it as Portfolio Manager of the Series. The Manager will notify the Portfolio Manager promptly if the Manager believes that a Series is in violation of any requirement specified in the first sentence of this paragraph.  The Manager or the Trust will notify the Portfolio Manager of any pertinent changes, modifications to, or interpretations of Section 817(h) of the Internal Revenue Code and regulations issued thereunder and of other applicable rules or regulations pertaining to the Series.

(b)

The Portfolio Manager will perform its duties hereunder pursuant to the 1940 Act and all rules and regulations thereunder and the applicable Internal Revenue Code and regulations issued thereunder, with any applicable procedures adopted by the Trust’s Board of Trustees of which the Portfolio Manager has been notified in writing, and the provisions of the Registration Statement of the Trust under the Securities Act of 1933 (the “1933 Act”) and the 1940 Act, as supplemented or amended, of which the Portfolio Manager has received a copy (“Registration Statement”).

(c)

On occasions when the Portfolio Manager deems the purchase or sale of a security to be in the best interest of a Series as well as of other investment advisory clients of the Portfolio Manager or any of its affiliates, the Portfolio Manager may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies set forth in the Registration Statement.  In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Portfolio Manager in a manner that is fair and equitable in the judgment of the Portfolio Manager in the exercise of its fiduciary obligations to the Trust and to such other clients, subject to policy review by the Manager and the Board of Trustees.  The Portfolio Manager may give advice and take action with respect to other funds or clients, or for its own account, which may differ from the advice or the timing or nature of action taken with respect to the Series.

(d)

In connection with the purchase and sale of securities for a Series, the Portfolio Manager will arrange for the transmission to the custodian and portfolio accounting agent for the Series on a daily basis, such confirmation, trade tickets, and other documents and information, including, but not limited to, Cusip, Sedol, or other numbers that identify securities to be purchased or sold on behalf of the Series, as may be reasonably necessary to enable the custodian and portfolio accounting agent to perform its administrative and recordkeeping responsibilities with respect to the Series.  With respect to portfolio securities to be purchased or sold through the Depository Trust Company, the Portfolio Manager will arrange for the automatic transmission of the confirmation of such trades to the Trust’s custodian and portfolio accounting agent.

(e)

The Portfolio Manager will provide reasonable assistance to the portfolio accounting agent for the Trust in determining or confirming, consistent with the procedures and policies stated in the Registration Statement for the Trust, the value of any portfolio securities or other assets of the Series for which the portfolio accounting agent seeks assistance from or identifies for review by the Portfolio Manager, and the parties agree that the Portfolio Manager shall not bear responsibility or liability for the determination or accuracy of the valuation of any portfolio securities and other assets of the Series.

(f)

The Portfolio Manager will make available to the Trust and the Manager, promptly upon request, all of the Series’ investment records and ledgers maintained by the Portfolio Manager (which shall not include the records and ledgers maintained by the custodian and portfolio accounting agent for the Trust) as are necessary to assist the Trust and the Manager to comply with requirements of the 1940 Act and the Investment Advisers Act of 1940 (the “Advisers Act”), as well as other applicable laws.  The Portfolio Manager will promptly supply to the Manager copies of any such records upon request.

(g)

The Portfolio Manager will provide quarterly and annual reports to the Trust’s Board of Trustees for consideration at meetings of the Board on the investment program for the Series and the issuers and securities represented in the Series’ portfolio, and will furnish the Trust’s Board of Trustees with respect to the Series such monthly, quarterly or annual special reports as the Trustees and the Manager may reasonably request.

(h)

In rendering the services required under this Agreement, the Portfolio Manager may, from time to time, employ or associate with itself such person or persons as it believes necessary to assist it in carrying out its obligations under this Agreement.  However, the Portfolio Manager may not retain as subadviser any company that would be an “investment adviser,” as that term is defined in the 1940 Act, to the Series unless the contract with such company is approved by a majority of the Trust’s Board of Trustees and a majority of Trustees who are not parties to any agreement or contract with such company and who are not “interested persons,” as defined in the 1940 Act, of the Trust, the Manager, or the Portfolio Manager, or any such company that is retained as subadviser, and is approved by the vote of a majority of the outstanding voting securities of the applicable Series of the Trust to the extent required by the 1940 Act.  The Portfolio Manager shall be responsible for making reasonable inquiries and for reasonably ensuring that any employee of the Portfolio Manager, any subadviser that the Portfolio Manager has employed or with which it has associated with respect to the Series, or any employee thereof has not, to the best of the Portfolio Manager’s knowledge, in any material connection with the handling of Trust assets:

(i)

been convicted, in the last ten (10) years, of any felony or misdemeanor arising out of conduct involving embezzlement, fraudulent conversion, or misappropriation of funds or securities, involving violations of Sections 1341, 1342, or 1343 of Title 18, United States Code, or involving the purchase or sale of any security; or

(ii)

been found by any state regulatory authority, within the last ten (10) years, to have violated or to have acknowledged violation of any provision of any state insurance law involving fraud, deceit, or knowing misrepresentation; or

(iii)

been found by any federal or state regulatory authorities, within the last ten (10) years, to have violated or to have acknowledged violation of any provision of federal or state securities laws involving fraud, deceit, or knowing misrepresentation.

3.  Broker-Dealer Selection.  The Portfolio Manager is responsible for decisions to buy and sell securities and other investments for each Series’ portfolio, broker-dealer selection, and negotiation of brokerage commission rates.  The Portfolio Manager’s primary consideration in effecting a security transaction will be to obtain the best overall terms for the Series, taking into account the factors that include the factors it deems relevant including, but not limited to, price (including the applicable brokerage commission or dollar spread), the size and character of the order, the nature of the market for the security, the financial condition of the broker-dealer involved, the execution and settlement capabilities of the broker-dealer involved, and the execution services on a continuing basis.  Accordingly, the price to the Series in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified, in the judgment of the Portfolio Manager in the exercise of its fiduciary obligations to the Trust, by other aspects of the portfolio execution services offered.  Subject to such policies as the Board of Trustees may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, the Portfolio Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Series to pay a broker-dealer for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the Portfolio Manager or its affiliate determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or the Portfolio Manager’s or its affiliate’s overall responsibilities with respect to the Series and to their other clients as to which they exercise investment discretion.  To the extent consistent with these standards, the Portfolio Manager is further authorized to allocate the orders placed by it on behalf of the Series to the Portfolio Manager if it is registered as a broker-dealer with the SEC, to its affiliated broker-dealer, or to such brokers and dealers who also provide research or statistical material, or other services to the Series, the Portfolio Manager, or an affiliate of the Portfolio Manager.  Such allocation shall be in such amounts and proportions as the Portfolio Manager shall determine consistent with the above standards, and the Portfolio Manager will report on said allocation regularly to the Board of Trustees of the Trust indicating the broker-dealers to which such allocations have been made and the basis therefor.

4.  Disclosure about Portfolio Manager.  The Portfolio Manager has reviewed the post-effective amendment to the Registration Statement for the Trust filed with the SEC that contains disclosure about the Portfolio Manager, and represents and warrants that, with respect to the disclosure about or information relating, directly or indirectly, to the Portfolio Manager, to the Portfolio Manager’s knowledge, such Registration Statement contains, as of the date hereof, no untrue statement of any material fact and does not omit any statement of a material fact which was required to be stated therein or necessary to make the statements contained therein not misleading.  The Portfolio Manager further represents and warrants that it is a duly registered investment adviser under the Advisers Act, or alternatively that it is not required to be a registered investment adviser under the Advisers Act to perform the duties described in this Agreement, and that it is a duly registered investment adviser in all states in which the Portfolio Manager is required to be registered.

5.  Expenses.  During the term of this Agreement, the Portfolio Manager will pay all expenses incurred by it and its staff and for their activities in connection with its portfolio management duties under this Agreement.  The Manager or the Trust shall be responsible for all the expenses of the Trust’s operations including, but not limited to:

(a)

Expenses of all audits by the Trust’s independent public accountants;

(b)

Expenses of the Series’ transfer agent, registrar, dividend disbursing agent, and shareholder recordkeeping services;

(c)

Expenses of the Series’ custodial services including recordkeeping services provided by the custodian;

(d)

Expenses of obtaining quotations for calculating the value of each Series’ net assets;

(e)

Expenses of obtaining Portfolio Activity Reports and Analyses of International Management Reports (as appropriate) for each Series;

(f)

Expenses of maintaining the Trust’s tax records;

(g)

Salaries and other compensation of any of the Trust’s executive officers and employees, if any, who are not officers, directors, stockholders, or employees of the Portfolio Manager or an affiliate of the Portfolio Manager;

(h)

Taxes levied against the Trust;

(i)

Brokerage fees and commissions in connection with the purchase and sale of portfolio securities for the Series;

(j)

Costs, including the interest expense, of borrowing money;

(k)

Costs and/or fees incident to meetings of the Trust’s shareholders, the preparation and mailings of prospectuses and reports of the Trust to its shareholders, the filing of reports with regulatory bodies, the maintenance of the Trust’s existence, and the regulation of shares with federal and state securities or insurance authorities;

(l)

The Trust’s legal fees, including the legal fees related to the registration and continued qualification of the Trust’s shares for sale;

(m)

Costs of printing stock certificates representing shares of the Trust;

(n)

Trustees’ fees and expenses to trustees who are not officers, employees, or stockholders of the Portfolio Manager or any affiliate thereof;

(o)

The Trust’s pro rata portion of the fidelity bond required by Section 17(g) of the 1940 Act, or other insurance premiums;

(p)

Association membership dues;

(q)

Extraordinary expenses of the Trust as may arise including expenses incurred in connection with litigation, proceedings, and other claims (unless the Portfolio Manager is responsible for such expenses under Section 14 of this Agreement), and the legal obligations of the Trust to indemnify its Trustees, officers, employees, shareholders, distributors, and agents with respect thereto; and

(r)

Organizational and offering expenses.

6.  Compensation.  For the services provided, the Manager will pay the Portfolio Manager a fee, payable as described in Schedule B.

7.  Seed Money.  The Manager agrees that the Portfolio Manager shall not be responsible for providing money for the initial capitalization of the Series.

8.  Compliance.

(a)

The Portfolio Manager shall promptly notify the Manager and the Trust if (1) the SEC or other governmental authority has censured the Portfolio Manager for mutual fund advisory activities; (2) it has reason to believe that a Series may fail to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code; (3) it has reason to believe that a Series may cease to comply with the diversification provisions of Section 817(h) of the Internal Revenue Code or the regulations thereunder; or (4) there is an untrue or a required omitted statement of fact relating to the Portfolio Manager in material in the Prospectus or Statement of Additional Information for the Trust previously supplied by the Portfolio Manager.

(b)

The Manager shall promptly notify the Portfolio Manager and the Trust if (1) the SEC or other governmental authority has censured the Manager for mutual fund advisory activities; (2) it has reason to believe that a Series may fail to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code; or (3) it has reason to believe that a Series may cease to comply with the diversification provisions of Section 817(h) of the Internal Revenue Code or the regulations thereunder.

9.  Books and Records.  In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Portfolio Manager hereby agrees to maintain and preserve all records related to each Series’ portfolio transactions as are required of a sub-adviser under the Advisers Act and further agrees to surrender promptly to the Trust any of such records upon the Trust’s or the Manager’s request, although the Portfolio Manager may, at its own expense, make and retain a copy of such records.  The Portfolio Manager further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-l under the 1940 Act and to preserve the records required by Rule 204-2 under the Advisers Act for the period specified in the Rule.

10.  Cooperation.  Each party to this Agreement agrees to cooperate with each other party in connection with any investigation or inquiry relating to this Agreement or the Trust.

11.  Representations Respecting Portfolio Manager.  During the term of this Agreement,

(a)

the Trust and the Manager agree to furnish to the Portfolio Manager at its principal offices prior to use thereof copies of all Registration Statements and amendments thereto, prospectuses, proxy statements, reports to shareholders, sales literature or other material prepared for distribution to shareholders of the Trust or any Series or to the public that refer or relate in any way to the Portfolio Manager or any of its affiliates (other than the Manager), or that use any derivative of the name of the Portfolio Manager or any of its affiliates or any logo associated therewith.  The Trust and the Manager agree that they will not use any such material without the prior consent of the Portfolio Manager, which consent shall not be unreasonably withheld.  In the event of the termination of this Agreement, the Trust and the Manager will furnish to the Portfolio Manager copies of any of the above-mentioned materials that refer or relate in any way to the Portfolio Manager;

(b)

the Trust and the Manager will furnish to the Portfolio Manager such information relating to either of them or the business affairs of the Trust as the Portfolio Manager shall from time to time reasonably request in order to discharge its obligations hereunder;

(c)

the Manager and the Trust agree that neither the Trust, the Manager, nor affiliated persons of the Trust or the Manager shall give any information or make any representations or statements in connection with the sale of shares of the Series concerning the Portfolio Manager or the Series other than the information or representations contained in the Registration Statement, prospectus, or statement of additional information for the Trust, as they may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved in advance by the Portfolio Manager, except with the prior permission of the Portfolio Manager.

12.  Control.  Notwithstanding any other provision of the Agreement, it is understood and agreed that the Trust shall at all times retain the ultimate responsibility for and control of all functions performed pursuant to this Agreement and reserve the right to direct, approve, or disapprove any action hereunder taken on its behalf by the Portfolio Manager.

13.  Services Not Exclusive.

(a)

It is understood that the services of the Portfolio Manager are not exclusive, and nothing in this Agreement shall prevent the Portfolio Manager (or its affiliates) from providing similar services to other clients, including investment companies (whether or not their investment objectives and policies are similar to those of the Series) or from engaging in other activities.

(b)

When engaging in transactions in securities or other assets for the Series with any adviser to any other fund or portfolio under common control with the Series, the Sub-Adviser or any of its “affiliated persons” (as defined in the Act) will not consult (other than for purposes of complying with Rule 12d3-1(a) and (b)) with such other adviser.

14.  Liability.  Except as may otherwise be required by the 1940 Act or the rules thereunder or other applicable law, the Trust and the Manager agree that the Portfolio Manager, any affiliated person of the Portfolio Manager, and each person, if any, who, within the meaning of Section 15 of the 1933 Act, controls the Portfolio Manager shall not be liable for, or subject to any damages, expenses, or losses in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Portfolio Manager’s duties, or by reason of reckless disregard of the Portfolio Manager’s obligations and duties under this Agreement (“Disabling Conduct”).  Notwithstanding the foregoing, the Portfolio Manager, its directors, officers and/or employees shall not be liable to the Manager or the Trust for any loss suffered as a consequence of any action or inaction of the custodian or any other service provider of any Series in failing to observe the instructions of the Portfolio Manager.

15.  Indemnification.

(a)

Except for Disabling Conduct, the Manager shall indemnify and hold the Portfolio Manager (and its officers, directors, employees, controlling persons, shareholders and affiliates (“Indemnified Persons”) harmless from any liability arising from the Portfolio Manager’s conduct under this Agreement.  The Portfolio Manager shall indemnify and hold the Manager (and the Manager’s Indemnified Persons) harmless from any liability arising from the Portfolio Manager’s Disabling Conduct or breach of the terms of this Agreement.  The Manager shall not be liable under this paragraph (a) with respect to any claim made against the Portfolio Manager (and the Portfolio Manager’s Indemnified Persons) unless it received notice within a reasonable period of time after the Portfolio Manager first received notice of the claim. The Portfolio Manager shall not be liable under this paragraph (a) with respect to any claim made against the Manager (and the Manager’s Indemnified Persons) unless it received notice within a reasonable period of time after the Manager first received notice of the claim.

(b)

Notwithstanding Section 14 of this Agreement, the Manager shall indemnify and hold the Portfolio Manager (and the Portfolio Manager’s Indemnified Persons) harmless from any liability arising out of the Manager’s responsibilities to the Trust which may be based upon any untrue statement or alleged untrue statement of a material fact supplied by, or which is the responsibility of, the Manager and contained in the Registration Statement or prospectus covering shares of the Trust or a Series, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact known or which should have been known to the Manager and was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Manager or the Trust or to any affiliated person of the Manager by a Portfolio Manager’s Indemnified Person; provided however, that in no case shall the indemnity in favor of the Portfolio Manager’s Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its reckless disregard of obligations and duties under this Agreement.

(c)

Notwithstanding Section 14 of this Agreement, the Portfolio Manager shall indemnify and hold the Manager (and the Manager’s Indemnified Persons) harmless from any liability arising out of the Portfolio Manager’s responsibilities as Portfolio Manager of a Series which may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or prospectus covering the shares of the Trust or a Series, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact known or which should have been known to the Portfolio Manager and was required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished to the Manager, the Trust, or any affiliated person of the Manager or Trust by the Portfolio Manager or any affiliated person of the Portfolio Manager; provided, however, that in no case shall the indemnity in favor of a Manager Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

16.  Duration And Termination.  With respect to each Series identified as a Series on Schedule A hereto as in effect on the date of this Amendment, unless earlier terminated with respect to any Series this Agreement shall continue in full force and effect through November 30, 2014.  Thereafter, unless earlier terminated with respect to a Series, the Agreement shall continue in full force and effect with respect to each such Series for periods of one year, provided that such continuance is specifically approved at least annually by (i) the vote of a majority of the Board of Trustees of the Trust, or (ii) the vote of a majority of the outstanding voting shares of the Series (as defined in the 1940 Act), and provided that such continuance is also approved by the vote of a majority of the Board of Trustees of the Trust who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of the Trust or the Manager, cast in person at a meeting called for the purpose of voting on such approval.

With respect to any Series that was added to Schedule A hereto as a Series after the date of this Amendment, the Agreement shall become effective on the later of (i) the date Schedule A is amended to reflect the addition of such Series as a Series under the Agreement or (ii) the date upon which the shares of the Series are first sold to the public, subject to the condition that the Trust’s Board of Trustees, including a majority of those Trustees who are not interested persons (as such term is defined in the 1940 Act) of the Manager, and the shareholders of such Series, shall have approved this Agreement.  Unless terminated earlier as provided herein with respect to any such Series, the Agreement shall continue in full force and effect for a period of two years from the date of its effectiveness (as identified above) with respect to that Series.  Thereafter, unless earlier terminated with respect to a Series, the Agreement shall continue in full force and effect with respect to each such Series for periods of one year, provided that such continuance is specifically approved at least annually by (i) the vote of a majority of the Board of Trustees of the Trust, or (ii) vote of a majority of the outstanding voting shares of such Series (as defined in the 1940 Act), and provided that such continuance is also approved by the vote of a majority of the Board of Trustees of the Trust who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of the Trust or the Manager, cast in person at a meeting called for the purpose of voting on such approval.  The Portfolio Manager shall not provide any services for such Series or receive any fees on account of such Series with respect to which this Agreement is not approved as described in the preceding sentence.  However, any approval of this Agreement by the holders of a majority of the outstanding shares (as defined in the 1940 Act) of a Series shall be effective to continue this Agreement with respect to such Series notwithstanding (i) that this Agreement has not been approved by the holders of a majority of the outstanding shares of any other Series or (ii) that this agreement has not been approved by the vote of a majority of the outstanding shares of the Trust, unless such approval shall be required by any other applicable law or otherwise.

Notwithstanding the foregoing, this Agreement may be terminated for each or any Series hereunder:  (a) by the Manager at any time without penalty, upon sixty (60) days’ written notice to the Portfolio Manager and the Trust, (b) at any time without payment of any penalty by the Trust, upon the vote of a majority of the Trust’s Board of Trustees or a majority of the outstanding voting securities of each Series, upon sixty (60) day’s written notice to the Manager and the Portfolio Manager, or (c) by the Portfolio Manager at any time without penalty, upon sixty (60) days written notice to the Manager and the Trust.  In addition, this Agreement shall terminate with respect to a Series in the event that it is not initially approved by the vote of a majority of the outstanding voting securities of that Series at a meeting of shareholders at which approval of the Agreement shall be considered by shareholders of the Series.

In the event of termination for any reason, all records of each Series for which the Agreement is terminated shall promptly be returned to the Manager or the Trust, free from any claim or retention of rights in such records by the Portfolio Manager, although the Portfolio Manager may, at its own expense, make and retain a copy of such records.  The Agreement shall automatically terminate in the event of its assignment (as such term is described in the 1940 Act).  In the event this Agreement is terminated or is not approved in the manner described above, the Sections or Paragraphs numbered 2(f), 9, 10, 11, 14, 15, and 18 of this Agreement shall remain in effect, as well as any applicable provision of this Paragraph numbered 16.

17.  Amendments.  No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by an affirmative vote of (i) the holders of a majority of the outstanding voting securities of the Series, and (ii) the Trustees of the Trust, including a majority of the Trustees of the Trust who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

18.  Use of Name.

(a)

It is understood that the name “Directed Services LLC” or any derivative thereof or logo associated with that name is the valuable property of the Manager and/or its affiliates, and that the Portfolio Manager has the right to use such name (or derivative or logo) only with the approval of the Manager and only so long as the Manager is Manager to the Trust and/or the Series.  Upon termination of either Management Agreement between the Trust and the Manager, the Portfolio Manager shall as soon as is reasonably possible cease to use such applicable name (or derivative or logo).

(b)

It is understood that the names of the Portfolio Manager and its affiliates and any of their intellectual property, including trademarks and logos, are the valuable property of the Portfolio Manager and its affiliates and that the Trust and/or the Series have the right to use such name (or derivative or logo) in offering materials of the Trust with the approval of the Portfolio Manager and for so long as the Portfolio Manager is a portfolio manager to the Trust and/or the Series.  Upon termination of this Agreement between the Trust, the Manager, and the Portfolio Manager, the Trust shall as soon as is reasonably possible cease to use such name (or derivative or logo).

19.  Confidentiality. The Manager acknowledges that the securities holdings of the Series constitutes information of value to the Portfolio Manager, and agrees: (1) not to use for any purpose, other than for the Manager or the Trust, or their agents, to supervise or monitor the Portfolio Manager, the holdings or other trading-related information of the Series, or for other uses by the Manager as agreed to by the parties in writing; and (2) not to disclose the Series’ holdings other than as agreed to by the parties in writing, except if required by applicable law. Further, the Manager agrees that information supplied by the Portfolio Manager, including approved lists, internal procedures, compliance procedures and any board materials, is valuable to the Portfolio Manager, and the Manager agrees not to disclose any of the information contained in such materials, except to the Board of Trustees and to a limited number of employees of the Manager or its agents on a need to know basis, or as required by law, or as expressly permitted by the Portfolio Manager, in writing, addressed to the Manager.

20.  Voting Rights/Proof of Claim Forms.  The Manager will be responsible for exercising any voting rights of any securities of the Series.  The Portfolio Manager will not be responsible for completing or filing proof of claim forms for class action litigation relating to portfolio securities in the Series.

21.  Amended and Restated Agreement and Declaration of Trust.  A copy of the Amended and Restated Agreement and Declaration of Trust for the Trust is on file with the Secretary of the Commonwealth of Massachusetts.  The Amended and Restated Agreement and Declaration of Trust has been executed on behalf of the Trust by Trustees of the Trust in their capacity as Trustees of the Trust and not individually.  The obligations of this Agreement shall be binding upon the assets and property of the Trust and shall not be binding upon any Trustee, officer, or shareholder of the Trust individually.

22.  Miscellaneous.

(a)

This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act or rules or orders of the SEC thereunder.  The term “affiliate” or “affiliated person” as used in this Agreement shall mean “affiliated person” as defined in Section 2(a)(3) of the 1940 Act.

(b)

The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

(c)

To the extent permitted under Section 16 of this Agreement, this Agreement may only be assigned by any party with the prior written consent of the other parties.

(d)

If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby, and to this extent, the provisions of this Agreement shall be deemed to be severable.

(e)

Nothing herein shall be construed as constituting the Portfolio Manager as an agent of the Manager, or constituting the Manager as an agent of the Portfolio Manager.

(f)

This Agreement may be executed in counterparts.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

ING INVESTORS TRUST

By:	/s/ Kim Anderson

Name:	Kim Anderson

Title:	SVP

DIRECTED SERVICES LLC

By:	/s/ Todd Modic

Name:	Todd Modic

Title:	Vice President

FIDELITY MANAGEMENT & RESEARCH COMPANY

By:	/s/ William E. Daitey

Name:	William E. Daitey

Title:	Treasurer

 SCHEDULE A

The Series of ING Investors Trust, as described in Section 1 of the attached Portfolio Management Agreement, to which Fidelity Management & Research Company shall act as Portfolio Manager are as follows:

ING FMRSM Diversified Mid Cap Portfolio

SCHEDULE B

COMPENSATION FOR SERVICES TO SERIES

For the services provided by Fidelity Management & Research Company (“Portfolio Manager”) to the following Series of ING Investors Trust, pursuant to the attached Portfolio Management Agreement, the Manager will pay the Portfolio Manager a fee, computed daily and payable monthly, based on the combined average daily net assets of the Series at the following annual rates of the average daily net assets of the Series:

Series	Rate
ING FMRSM Diversified Mid Cap Portfolio	0.40% on first $250 million; and 0.35% thereafter